EXHIBIT 5.1 AND 23.1

Porter Wright Morris & Arthur LLP 41 South High Street Suites 2800-3200 Columbus, Ohio 43215-6194 Direct: 614-227-2059 Fax: 614-227-2100 Toll free: 800-533-2794 www.porterwright.com

July 1, 2026

Inuvo, Inc.

500 President Clinton Boulevard, Suite 300

Little Rock, AR 72201

Ladies and Gentlemen:

We have acted as counsel for Inuvo, Inc., a Nevada corporation (the “Company”), in connection with the offering, pursuant to the Securities Purchase Agreement, dated June 30, 2026 (the “Purchase Agreement”), by and between the Company and the investor identified on the signature page thereto, of (i) 1,631,121 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 1,337,693 shares of the Company’s Common Stock (the “Pre-Funded Warrants”), and (iii) 1,337,693 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and together the Shares and the Pre-Funded Warrants, the “Securities”). The Securities will be sold pursuant to the Registration Statement on Form S-3, Registration No. 333-277878, filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on May 1, 2024 (the “Registration Statement”). The prospectus included within the Registration Statement is hereinafter referred to as the “Base Prospectus.” The prospectus supplement, dated June 30, 2026, in the form to be filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), is hereinafter referred to as the “Prospectus Supplement.” Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

We have examined copies of the Purchase Agreement, the Registration Statement, the Base Prospectus that forms a part thereof and the Prospectus Supplement thereto related to the offering of the Securities, which prospectus supplement is dated as of the date hereof and has been or will be filed by the Company in accordance with Rule 424(b) promulgated under the 1933 Act. We have also examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

July 1, 2026

Based on and subject to the foregoing, we are of the opinion that (1) the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, (2) the Pre-Funded Warrants constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (3) when the Pre-Funded Warrant Shares have been duly issued and paid for upon the exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited solely to: (i) the federal laws of the United States of America; and (ii) Chapter 78 of the Nevada Revised Statutes on Private Corporations (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws), in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Porter Wright Morris & Arthur LLP

PORTER WRIGHT MORRIS & ARTHUR LLP